Exhibit 10.1
Execution Version
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of January 9, 2024 (the “Second Amendment Effective Date”), by and among BARGAIN PARENT, INC. (“Parent”), OLLIE’S HOLDINGS, INC., OLLIE’S BARGAIN OUTLET, INC. and OBO VENTURES, INC. (each as a “Borrower” and collectively, the “Borrowers”), the financial institutions party hereto as a “Lender” (the “Lenders”), the Exiting Lender (as defined below) and MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”).
WHEREAS, the Parent, the Borrowers, the Lenders party thereto, the Administrative Agent and certain other parties have entered into that certain Amended and Restated Credit Agreement dated as of May 22, 2019 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of January 24, 2023 and as further amended and in effect immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”; and the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”); and
WHEREAS, the Borrowers and the Parent have requested that and the Administrative Agent and Lenders extend the Revolver Termination Date and to amend certain other provisions of the Existing Credit Agreement on the terms and conditions contained herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:
Section 1. Specific Amendments to Credit Agreement.  Upon the satisfaction of each of the conditions set forth in Section 3 of this Amendment, the parties hereto agree that the Existing Credit Agreement is amended as follows:
(a)           Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new definitions in alphabetical order:
“Second Amendment Effective Date” shall mean January 9, 2024.
(b)          Section 1.01 of the Existing Credit Agreement is hereby amended by restating the followings definitions in full as follows:
“ABR” shall mean, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.5%, and (c) the SOFR Loan Rate with a term of one-month in effect on such day plus the SOFR Spread Adjustment plus 1.00%.  For purposes hereof: “Prime Rate” shall mean the rate of interest per annum designated from time to time by M&T as its prime rate and notified to the Lead Borrower (the Prime Rate not being intended to be the lowest rate of interest charged by M&T in connection with extensions of credit to debtors).  Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or such SOFR Loan Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or such SOFR Loan Rate, respectively.
“Revolver Termination Date” shall mean, as the context may require, (a) with respect to the Revolver Facility in effect on the Second Amendment Effective Date including any Incremental Revolver Facility incurred after the date hereof, January 9, 2029,

(b) with respect to any Replacement Revolver Facility, the date applicable thereto pursuant to Section 9.08(e) and (c) with respect to any Extended Revolver Commitment or Extended Revolver Loan, the date agreed to in the applicable Extension pursuant to Section 2.24.
“SOFR Loan Rate” means for any Interest Period, the rate per annum (rounded upward to the nearest 1/16 of 1%) equal to Term SOFR published for the date that is two (2) U.S. Government Securities Business Days (the “Rate Determination Date”) prior to the commencement of such Interest Period and having a term equivalent to such Interest Period.  Notwithstanding the foregoing, if, as of 5:00 p.m. (ET) on any Rate Determination Date, Term SOFR has not been published, then the rate used will be such Term SOFR as published for the first preceding U.S. Government Securities Business Day so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Rate Determination Date.  Notwithstanding any provision above, (i) if the SOFR Loan Rate as so determined would be less than the Floor, the SOFR Loan Rate will be deemed to be the Floor for purposes hereof and (ii) the practice of rounding to determine the SOFR Loan Rate may be discontinued at any time in the Administrative Agent’s sole discretion.
“SOFR Spread Adjustment” means 0.10% with respect to the SOFR Loan Rate.
(c)          The Existing Credit Agreement is further amended by replacing Schedule 2.01 thereto with Schedule 2.01 attached hereto.
Section 2. Reallocations on the Second Amendment Effective Date.
(a)          Simultaneously with the effectiveness of this Agreement, the Revolver Commitments of each of the Revolver Lenders as existing immediately prior to the Second Amendment Effective Date, shall be reallocated among the Revolver Lenders so that the Revolver Commitments are held by the Revolver Lenders as set forth on Schedule 2.01 attached hereto. To effect such reallocations, each Revolver Lender who either had no Revolver Commitment prior to the effectiveness of this Agreement or whose Revolver Commitment upon the effectiveness of this Agreement exceeds its Revolver Commitment immediately prior to the effectiveness of this Agreement (each an “Assignee Revolver Lender”) shall be deemed to have purchased all right, title and interest in, and all obligations in respect of, the Revolver Commitments from the Revolver Lenders whose Revolver Commitments upon the effectiveness of this Agreement are less than their respective Revolver Commitment immediately prior to the effectiveness of this Agreement (each an “Assignor Revolver Lender”), so that the Revolver Commitments of the Revolver Lenders will be held by the Revolver Lenders as set forth on Schedule 2.01 attached hereto. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, an Assignment and Acceptance without the payment of any related assignment fee, and, except for Notes to be provided to the Assignor Revolver Lenders and Assignee Revolver Lenders in the principal amount of their respective Revolver Commitments, no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived). The Assignor Revolver Lenders, the Assignee Revolver Lenders and the other Lenders (if any) shall make such cash settlements among themselves, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to the making of any Loans to be made on the Second Amendment Effective Date and any netting transaction effected by the Administrative Agent) with respect to such reallocations and assignments so that the aggregate outstanding principal amount of Revolver Loans shall be held by the Revolver Lenders pro rata in accordance with the amount of the Revolver Commitments set forth on Schedule 2.01 attached hereto.

(b)       On the Second Amendment Effective Date after giving effect to this Agreement and the reallocations described in clause (a) above, the Revolver Commitments of KeyBank National Association (the “Exiting Lender”) shall be terminated, all outstanding amounts due under the Existing Credit Agreement and the other Loan Documents to the Exiting Lender on the Second Amendment Effective Date shall be paid in full, and the Exiting Lender shall cease to be a Lender under the Amended Credit Agreement; provided that obligations of the Loan Parties under the Loan Documents that are intended to survive any Lender ceasing to be a Lender or a party to any Loan Document shall survive in accordance with their respective terms for the benefit of the Exiting Lender.
Section 3. Conditions Precedent. The effectiveness of this Amendment is subject to the truth and accuracy of the representations and warranties set forth in Section 4 below and the satisfaction of each of the following conditions:
(a)         The Administrative Agent shall have received a counterpart of this Amendment duly executed by the Borrowers, the Parent, the Administrative Agent and each of the Lenders and the Exiting Lender.
(b)         To the extent requested by a Lender, each such Lender shall have received a replacement Note in the form of Exhibit M to the Amended Credit Agreement, duly executed and delivered by the Borrowers in favor of such Lender.
(c)          The Administrative Agent shall have received in the case of each Loan Party each of the following items:
(i)       a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date (and a bring-down thereof on the Second Amendment Effective Date or such other date reasonably satisfactory to the Administrative Agent) from such Secretary of State (or other similar official);
(ii)     a certificate of the secretary or assistant secretary or similar officer of each Loan Party dated the Second Amendment Effective Date and certifying:
(A)    that attached thereto is a true and complete copy of the by‑laws (or limited partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Second Amendment Effective Date,
(B)    that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of this Amendment and each other document delivered in connection herewith to which such person is a party and, in the case of the Borrowers, the borrowings under the Amended Credit Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Second Amendment Effective Date;
(C)     that attached thereto is a true and complete copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation of such Loan Party referred to in clause (i) above, and such certificate or articles has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

(D)    as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of such Loan Party, and including a certification of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to this clause (ii), and
(E)     as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party; and
(d)        (i) The Collateral and Guarantee Requirement shall be satisfied on and as of the Second Amendment Effective Date, (ii) the Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties and, to the extent requested, copies of the financing statements (or similar documents) disclosed by such search and (iii) the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are either permitted by Section 6.02 of the Amended Credit Agreement or have been released (or authorized for release in a manner reasonably satisfactory to the Administrative Agent).
(e)         The Administrative Agent shall have received all fees payable thereto or to any Lender on or prior to the Second Amendment Effective Date (including, without limitation, all fees due and payable pursuant to that certain Engagement Letter dated as of August 2, 2023 by and between the Administrative Agent and Ollie’s) and all other amounts due and payable pursuant to the Loan Documents on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Loan Parties hereunder, the Amended Credit Agreement or under any other Loan Document.
(f)          The Administrative Agent shall have received such other documents, instruments and agreements as the Administrative Agent may reasonably request.
Section 4. Representations. The Parent and each Borrower represents and warrants to the Administrative Agent and the Lenders that:
(a)         Authorization. The Parent and each Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Amended Credit Agreement in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of each of the Parent and each Borrower and each of this Amendment and the Amended Credit Agreement is a legal, valid and binding obligation of the Parent and each Borrower enforceable against the Parent and each Borrower in accordance with its respective terms subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(b)          Compliance with Laws, etc. The execution and delivery by each of the Parent and each Borrower of this Amendment and the performance by the Parent and each Borrower of this Amendment and the Amended Credit Agreement in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Governmental Approval or violate any Applicable Law (including Environmental Laws) relating to the Parent, any Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Parent, any Borrower or any other Loan Party, or any material indenture, material agreement or other material instrument to which the Parent, any Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent, any Borrower or any other Loan Party, other than in favor of the Administrative Agent for its benefit and the benefit of the Lenders.
(c)          No Default. No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment.
(d)         Reaffirmation of Representations and Warranties. All the representations and warranties set forth in Article III of the Amended Credit Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date).
(e)          Material Adverse Effect.  Since January 28, 2023, no event, development, circumstance or change has occurred that has or would reasonably be expected to have a Material Adverse Effect on the business, assets, financial condition or results of operations of the Borrowers, any Guarantors and their respective Subsidiaries taken as a whole.
Section 5. Reaffirmation of Representations by Parent and Borrower. Each of the Parent and each Borrower hereby reaffirms that the representations and warranties made or deemed made by the Parent, the Borrowers and each other Loan Party in the Loan Documents to which any of them is a party are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof with the same force and effect as if made on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date).
Section 6. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Amended Credit Agreement.  This Amendment shall constitute a Loan Document.
Section 7. Expenses. The Borrowers jointly and severally agree to reimburse the Administrative Agent upon demand for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.
Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Existing Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only from the date as of which this Amendment is dated, unless otherwise specifically stated herein.
Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.
Section 12. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Amended Credit Agreement.
Section 13.  Reaffirmation of Obligations Under Loan Documents.  Each of the undersigned Loan Parties acknowledges and reaffirms that (i) all Liens and Guarantees granted by such Loan Party to the Administrative Agent, the Lenders and the other Secured Parties under the Security Documents to which such Person is a party (including, without limitation, that certain Amended and Restated Guarantee and Collateral Agreement dated as of May 22, 2019 (the “Amended and Restated Collateral Agreement”)) remain in full force and effect and shall continue to secure the Obligations (including the Secured Obligations (as defined in the Amended and Restated Collateral Agreement)) and (ii) the validity, perfection, enforceability or priority of such Liens and Guarantees, as applicable, will not be impaired in any way by this Amendment or the Amended Credit Agreement. Each of the undersigned Loan Parties hereby further reaffirms its continuing obligations owing to the Administrative Agent, the Lenders and the other Secured Parties, as applicable, under each of the Loan Documents to which such Person is a party, and each Loan Party agrees that this Amendment and the Amended Credit Agreement are solely to amend the terms of the Existing Credit Agreement and do not in any way affect the validity and/or enforceability of any Loan Document, or reduce, impair or discharge the obligations of such Person thereunder.
[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Amended and Restated Credit Agreement to be executed as of the date first above written.
BARGAIN PARENT, INC., as Parent

By:	/s/ Robert Helm
Name:	Robert Helm
Title:	Senior Vice President and Chief Financial Officer

OLLIE’S HOLDINGS, INC., as Lead Borrower

By:	/s/ Robert Helm
Name:	Robert Helm
Title:	Senior Vice President and Chief Financial Officer

OLLIE’S BARGAIN OUTLET, INC., as a Borrower

By:	/s/ Robert Helm
Name:	Robert Helm
Title:	Senior Vice President and Chief Financial Officer

OBO VENTURES, INC., as a Borrower

By:	/s/ Robert Helm
Name:	Robert Helm
Title:	Senior Vice President and Chief Financial Officer

[Signatures Continued on Next Page]

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]
MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent and a Lender

By:	/s/ Michael Pick
Name:	Michael Pick
Title:	Senior Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]
CITIZENS BANK, N.A., as a Lender

By:	/s/ Edward A. Tosti
Name:	Edward A. Tosti
Title:	Senior Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

KEYBANK NATIONAL ASSOCIATION,as Exiting Lender

By:	/s/ Marianne T. Meil
Name:	Marianne T. Meil
Title:	Sr. Vice President